CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in this
registration statement on Form S-3 (File No. 33-    ) of our
report dated February 1, 1994, on our audits of the consolidated financial statements of The Olsten Corporation and Subsidiaries, which is included in The Olsten Corporation's Annual Report on Form 10K for the year ended January 2, 1994. We also consent to the reference to our Firm under the caption "Experts."


/s/ Coopers & Lybrand
New York, New York
July 6, 1994